ANGSTROM MICROSYSTEMS, INC.

Consolidated Financial Statements

Years ended December 31, 2007 and 2006

ANGSTROM MICROSYSTEMS, INC.

INDEX

December 31, 2007 and 2006

DANZIGER HOCHMAN
PARTNERS LLP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
Angstrom Microsystems, Inc.

We have audited the accompanying consolidated balance sheet of Angstrom Microsystems, Inc. as of December 31, 2007 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Angstrom Microsystems, Inc. as of December 31, 2007, and the results of its operations and its cash flows for years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses, negative cash flows from operations and has a stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Danziger Hochman Partners LLP

Toronto, Canada
February 29, 2008

202 Bentworth Ave., Toronto ON M6A 1P8 T 416 730.8050 F 416 730.8382 W dhpartners.ca

ANGSTROM MICROSYSTEMS, INC.
Consolidated Balance Sheet
As at December 31, 2007

Statement I

	2007
ASSETS	
Current	
Cash and cash equivalants	$ 14,572
Receivables, net	287,569
Inventories, net	116,658
Prepaid and other current assets	4,167
	422,966
Property and equipment, net	-
	$ 422,966
LIABILITIES	
Current	
Accounts payable	$2,483,873
Accrued liabilities	280,268
Loan payable	100,000
	2,864,141
SHAREHOLDERS' DEFICIT	
Class A convertible preferred stock, $0.01 par value; 2,000,000 shares authorized; 1,295,001 shares issued and outstanding as of December 31, 2007 and 2006.	12,950
Common stock, $0.01 par value; 6,000,000 shares authorized; 5,003,013 shares issued and outstanding as of December 31, 2007 and 2006.	50,030
Additional paid-in capital	1,999,277
Accumulated deficit	(4,503,432)
	(2,441,175)
	$ 422,966

Commitments and Contingencies
Subsequent Events

(The Accompanying Notes Are an Integral Part of These Financial Statements)

ANGSTROM MICROSYSTEMS, INC. **Statement II**
Consolidated Statements of Operations and Comprehensive Income (Loss)
Years Ended December 31, 2007 and 2006

	2007	2006
NET SALES	$1,900,951	$3,666,165
COST OF SALES	1,396,052	2,613,252
GROSS PROFIT	504,899	1,052,913
Selling, general and administrative expenses	766,035	1,254,917
Research and development expenses	183,673	264,438
	(444,809)	(466,442)
Brokerage fees earned	305,897	-
Other revenue	2,112	23,075
Interest expense	(159,895)	(27,868)
NET LOSS AND COMPREHENSIVE LOSS FOR THE YEAR	($ 296,695)	($ 471,235)
LOSS PER SHARE		
Basic and diluted	($ 0.06)	($ 0.09)
WEIGHTED AVERAGE OUTSTANDING SHARES		
Basic and diluted	5,003,013	5,003,013

(The Accompanying Notes Are an Integral Part of These Financial Statements)

ANGSTROM MICROSYSTEMS, INC.
Consolidated Statements of Stockholders' Deficit
Years Ended December 31, 2007 and 2006

Statement III

	Class A Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	
	Number	Amount	Number	Amount	Capital	Deficit	Total
Balance, December 31, 2005	1,295,001	$12,950	5,003,013	$50,030	$1,996,977	($3,735,502)	($1,675,545)
Current period vesting of employees' option	-	-	-	-	1,917	-	1,917
Net and comprehensive loss	-	-	-	-	-	(471,235)	(471,235)
Balance, December 31, 2006	1,295,001	12,950	5,003,013	50,030	1,998,894	(4,206,737)	(2,144,863)
Current period vesting of employees' options	-	-	-	-	383	-	383
Net and comprehensive loss	-	-	-	-	-	(296,695)	(296,695)
Balance, December 31, 2007	1,295,001	$12,950	5,003,013	$50,030	$1,999,277	($4,503,432)	($2,441,175)

(The Accompanying Notes Are an Integral Part of These Financial Statements)

ANGSTROM MICROSYSTEMS, INC.
Consolidated Statements of Cash Flows
Years Ended December 31, 2007 and 2006

Statement IV

	2007	2006
CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES		
Net and comprehensive loss for the year	($296,695)	($471,235)
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	15,179	19,244
Stock-based compensation	383	1,917
Changes in operating asses and liabilities:		
Decrease in accounts receivable	732,627	482,528
Decrease in inventories	167,146	1,365
Increase in prepaid expenses	(157)	(130)
Decrease in accounts payable	(371,631)	(469,123)
(Decrease) increase in deferred revenue	(330,487)	189,391
Increase in accrued liabilities	12,372	14,789
	(71,263)	(231,254)
FINANCING ACTIVITIES		
Additions to loan payable	660,000	-
Repayments of loan payable	(560,000)	-
	100,000	-
INVESTING ACTIVITIES		
Additions to property and equipment	(15,179)	-
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,558	(231,254)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,014	232,268
CASH AND CASH EQUIVALENTS, END OF YEAR	$ 14,572	$ 1,014

	2007	2006
Supplemental Information		
Interest paid	$ 99,400	$ 23,104

(The Accompanying Notes Are an Integral Parts of These Financial Statements)

1. NATURE OF BUSINESS

Angstrom Microsystems, Inc. (the "Company", "Angstrom") designs and builds ultra-dense, high performance rackmount servers. The Company's principal market is domestic, however, the Company also serves customers in the United Kingdom and Germany. The Company was incorporated on January 26, 2000.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has incurred losses and negative cash flows from operations in the current and prior years. The Company experienced net losses of $296,695 and negative cash flows from operations of $71,263 for the year ended December 31, 2007 (2006 – losses of $471,235 and negative cash flows from operations of $231,254) and has an accumulated deficit of $4,503,432 as of December 31, 2007. These conditions raise substantial doubt about Angstrom's ability to continue as a going concern without raising additional capital.

The long-term success of Angstrom is dependent upon its ability to successfully develop and market products to attain profitable operations and raise additional funds as needed for such purposes. The Company is actively pursuing various options for additional funding and, subsequent to December 31, 2007, retained professional firms to assist Angstrom in attracting potential investors and has since entered into an agreement to be acquired by an exploration stage corporation. (See note 11 (c).) There can be no assurance, however, that Angstrom will be able to generate sufficient revenue, become profitable or that additional funds will be available on acceptable terms, if at all, or that the acquisition agreement will become definitive.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly-owned, inactive subsidiary, United Access Communications, Inc. All significant intercompany transactions and balances have been eliminated.

Revenue Recognition

Revenue is comprised primarily of sales of rackmount servers. Revenue from product sales is recognized in accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104 ("SAB 104"), *Revenue Recognition.* Under SAB 104, revenue from product sales is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable and collectibility is reasonably assured. Generally, these criteria are met upon shipment to customers. Revenue from consulting services is recognized as the services are performed. Brokerage fees are earned when the product is shipped to the ultimate customer and the sales price is fixed or determinable and collectibility is reasonably assured. Revenues are recorded net of discounts, rebates and estimated returns based upon historical patterns and are accounted for as reductions in gross sales. Customer payments received in advance of product shipments are recorded as unearned revenue. Shipping and handling costs incurred are included in the cost of sales.

The Company provides standard warranties for its product for a period of up to three years from the date of shipment. Estimated warranty obligations are recorded at the time of sale based upon historical patterns. Actual warranty expenses are charged against estimated obligations.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less at the date of purchase to be cash equivalents. At December 31, 2007 and 2006, the Company had no cash equivalents.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company utilizes the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. The Company routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. As at December 31, 2007, the allowance for doubtful accounts was $Nil.

Inventory

Inventory, comprised principally of raw materials, is stated at the lower of cost or market using the first-in, first-out ("FIFO") method. This policy requires Angstrom to make estimates regarding the market value of its inventory, including an assessment of excess or obsolete inventory. The Company determines excess and obsolete inventory based on an estimate of the future demand and estimated selling prices for its products.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. When assets are retired or disposed, the asset's original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income. Depreciation and amortization is generally provided for by the straight-line method over the estimated useful lives of the assets as follows:

Furniture and fixtures	5 years
Computer equipment and software	3 years
Leasehold improvements	Shorter of estimated useful life or term of lease

Impairment of Long-lived Assets and Long-lived Assets to be Disposed of

In accordance with Statement of Financial Accounting Standard ("SFAS") No. 144, *Accounting for the Impairment or Disposal of Long-Lived Assets*, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Fair Value of Financial Instruments

The carrying values of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and loan payable approximate fair value because of the short-term maturities or repayment terms of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks in respect of these financial instruments.

Research and Development and Computer Software Development Costs

Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility (as defined by SFAS No. 86, *Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed*) and capitalized thereafter when significant to the Company's financial position or results of operations. No software development costs were capitalized during the years ended December 31, 2007 and 2006, since costs incurred subsequent to establishment of technological feasibility were not significant.

2. **SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES** (continued)

Accounting for Stock-based Compensation

Beginning in fiscal 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), *Share-based Payment* ("SFAS 123R"), which revises SFAS No. 123, *Accounting for Stock-based Compensation* and supersedes Accounting Principles Board Opinion No. 25 ("APB 25"), *Accounting for Stock Issued to Employees.* SFAS 123R requires all share-based payments, including grants of employee stock options, be measured at fair value and expensed in the statement of operations over the service period. Prior to fiscal 2006, the Company accounted for its stock-based compensation plans using the intrinsic value method initially prescribed by APB 25. In applying APB 25, no expense was recognized upon grant of stock options under the Company's stock option plan to employees.

Income Taxes

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. A valuation allowance against net deferred tax assets is recorded if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Earnings (Loss) per Common Share

Statement of Financial Accounting Standards No. 128, *Earnings per Share* ("SFAS 128"), provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations when they would be considered antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future. As of December 31, 2007 and 2006, the Company had a total of 1,295,001 potentially dilutive Class A convertible preferred stock.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Financial statement items subject to significant management judgment include the allowance for doubtful accounts, the valuation of inventory, the valuation of amounts due to creditors (as discussed in note 10), as well as income taxes and loss contingencies. Actual results could differ from those estimates.

Foreign Currency Translation

The Company considers the functional currency to be the local currency and, accordingly, its financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), *Reporting Comprehensive Income*, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the consolidated statements of shareholders' deficit and in the consolidated balance sheet as a component of shareholders' deficit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, *Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109* ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company's reported financial position or results of operations.

In September 2006, the FASB issued Statement No. 157, *Fair Value Measurements* ("FAS 157"). The objective of FAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. FAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of FAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. Management does not expect the adoption of this statement to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, *Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements* ("SAB 108"), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. The adoption of SAB 108 did not have a material effect on the Company's reported financial position or results of operations.

In February 2007, the FASB issued Statement No. 159, *The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115* ("FAS 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of FAS 159 apply only to entities that elect the fair value option. However, the amendment to FAS 115, *Accounting for Certain Investments in Debt and Equity Securities*, applies to all entities with available-for-sale and trading securities. FAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of FAS 157, *Fair Value Measurements*. Management does not expect the adoption of this statement to have a material effect on the Company's future reported financial position or results of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In December 2007, the FASB issued Statement No. 141(R), *Business Combinations* ("FAS 141R"), replacing FAS 141, *Business Combinations* ("FAS 141"). This statement retains the fundamental requirements in FAS 141 that the acquisition method of accounting (which Statement 141 called the *purchase method*) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement clarifies that acquirers are required to expense costs related to any acquisitions. FAS 141R will apply prospectively to business combinations for which the acquisition date is on or after fiscal years beginning December 15, 2008. Early adoption is prohibited. The Company has not yet evaluated the impact, if any, that FAS 141R will have on its financial statements. Determination of the ultimate effect of this statement will depend on the Company's structure at the date of adoption.

In December 2007, the FASB issued SFAS No. 160, *Noncontrolling Interests in Consolidated Financial Statements —An Amendment of ARB No. 51* ("FAS 160"). FAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. FAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. FAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. FAS 160 is effective for fiscal years beginning on or after December 15, 2008, with retrospective presentation and disclosure for all periods presented. Early adoption is prohibited. The Company currently has no entities or arrangements that will be affected by the adoption of FAS 160. However, determination of the ultimate effect of this pronouncement will depend on the Company's structure at the date of adoption.

3. INVENTORIES

	2007
Raw materials	$116,658
Total inventories	$116,658

4. PROPERTY AND EQUIPMENT

Property and equipment comprise the following:

	2007
Furniture and fixtures	$ 52,212
Computer equipment and software	111,565
Leasehold improvements	120,869
	284,646
Less: Accumulated depreciation	(284,646)
	$ -

5. ACCRUED LIABILITIES

Accrued liabilities comprise the following:

	2007
Accrued bonus to director	$ 80,000
Accrued warranty reserve	95,000
Accrued loan interest	50,000
Payroll and other	55,268
Total	$280,268

6. LOAN PAYABLE

During the year ended December 31, 2007, the Company borrowed amounts varying from $100,000 to $200,000 for terms ranging from 20 days to 171 days. The balance outstanding at December 31, 2007 of $100,000 was repaid on January 3, 2008. The effective rate of interest on the loan payable is 91%. Interest of $110,697 was incurred during the year.

7. INCOME TAXES

The Company had federal and state net operating loss carryforwards of approximately $4,300,000 each at December 31, 2007, expiring at various dates from 2022 to 2027. Federal and state research and development tax credit carry forwards amounted to approximately $103,000, and $54,000, respectively, at December 31, 2007. These credits are available to reduce future income taxes payable, which expire at various dates through 2022.

There are no material temporary differences between the financial reporting and the tax bases of the Company's assets and liabilities.

Deferred tax assets at December 31, 2007 are as follows:

	2007
Net operating losses carried forward	$4,300,000
Effective tax rate	40%
Deferred tax asset	1,720,000
Valuation allowance	(1,720,000)
Total	$ -

The Company has provided a full valuation allowance for the deferred tax assets since, based on the weight of available evidence, it is more likely than not that the future benefits from net operating loss carryforwards will not be realized.

8. CAPITAL STOCK

The Class A preferred stock has the following characteristics:

Voting and Dividend Rights

Each Class A preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible. The holders of Class A preferred stock are entitled to participate in all dividends when and if declared by the Board of Directors. Dividends are noncumulative and are payable in cash when declared.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, including a sale of the Company, or a dissolution or winding up of the Company, each Class A preferred stockholder shall be entitled to receive an amount equal to their purchase price of the Class A preferred shares. Class A preferred stockholders have liquidation preference over common stockholders. The Class A shares were issued in 2000 and 2001 in exchange for proceeds of $2,003,751.

Conversion

Each share of Class A preferred stock shall be automatically converted into shares of common stock immediately upon the consummation of: a merger or consolidation of the Company; a qualified public offering of proceeds of at least $10,000,000; acquisition by a third party(ies) of a number of shares sufficient to elect a majority of the Company's board of directors; or, sale of all or substantially all of the Company's consolidated assets. Upon such a conversion, the conversion price will be adjusted if, after the original date of issuance, the Company sells or issues any shares of its common stock or convertible securities for a consideration per share less than the conversion price at the original date of issuance. At December 31, 2006 and 2007, the conversion rate was one-to-one for Class A preferred stock.

Redemption

Class A preferred stock shall be redeemable upon the sale or merger of the Company and each shareholder shall be entitled to receive a cash amount equal to their purchase price of the Class A preferred shares. However, the Class A preferred shares shall not be redeemed if at least 51% of the Class A preferred shareholders vote in favor of the sale or merger of the Company.

9. STOCK PLANS AND STOCK-BASED COMPENSATION

The Company adopted SFAS No. 123 (Revised 2004), "*Share-Based Payment*" ("FAS 123R"), under the modified-prospective transition method on January 1, 2006. FAS 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Equity compensation expense recognized under the modified-prospective transition method of FAS 123R includes share-based compensation determined by using the grant-date fair value in accordance with the original provisions of SFAS No. 123, *Accounting for Stock-Based Compensation*, for all share-based payments granted prior to and not yet vested as of January 1, 2006. It also includes share-based compensation estimated as of the grant date and based on the fair value of the award in accordance with FAS 123R, for all share-based payments granted after January 1, 2006.

FAS 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, *Accounting for Stock Issued to Employees*, and allowed under the original provisions of FAS 123. Prior to the adoption of FAS 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

9. STOCK PLANS AND STOCK-BASED COMPENSATION (continued)

Stock options employees and directors – During the years ended December 31, 2007 and 2006, the Company granted stock options to employees and directors totaling 120,000 and 12,000 shares, respectively, of its common stock with a strike price of $2.35 per share. The majority of the stock options vest over a four-year period, with some terms up to 10 years, and cancel upon termination of employment. However, included in the 120,000 2007 options were 60,000 which vested immediately. The stock options granted during the years ended December 31, 2007 and 2006 have been valued at $4,982 and $Nil, respectively, using the Black-Scholes option pricing model based upon the following assumptions: term of six years, risk free interest rates of 5.25%, a dividend yield of 0% and volatility rates of 71%. For employee and director options, the Company recorded an expense of $383 for the year ended December 31, 2007 and $Nil for the year ended December 31, 2006, since one of the awards granted during 2006 was also cancelled in the same year.

The following is a summary of options activity during the years ended December 31, 2007 and 2006:

	Number of Shares	Exercise Price
Balance, December 31, 2005	112,500	$2.35
Options granted	12,000	2.35
Options cancelled	(10,000)	(2.35)
Options exercised	-	-
Balance, December 31, 2006	114,500	2.35
Options granted	120,000	2.35
Options cancelled	(3,000)	(2.35)
Options exercised	-	-
Balance, December 31, 2007	231,500	2.35
Number of options exercisable at December 31, 2007	179,071	2.35

These options expire as follows:

2010	5,000
2011	1,000
2012	39,500
2013	60,000
2014	4,000
2016	2,000
2017	120,000
	231,500

Stock options non-employees - During the years ended December 31, 2007 and 2006, the Company did not grant any stock options to non-employees. As of December 31, 2007, there were 9,466 shares of common stock with an exercise price of $2.35 outstanding and exercisable. For non-employee options, the Company recorded an expense of $Nil for the year ended December 31, 2007 and $1,917 for the year ended December 31, 2006.

10. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

At December 31, 2007, several of the Company's trade creditors have filed suits or claims against Angstrom seeking repayment of unpaid invoices. In addition, certain of these creditors have obtained default judgments against the Company. Angstrom, through its attorneys, has entered into negotiations with creditors representing the majority of the total amounts owed.

During fiscal 2007 and subsequent to the 2007 year end, the Company reached firm or tentative agreements with the majority of these creditors. The accompanying financial statements reflect all material adjustments to amounts owing to Angstrom's creditors as a result of these agreements. Included in accounts payable at December 31, 2007 is an aggregate amount of $1,874,598 which is the subject or potential subject of claims and suits. (See note 11.)

The Company is subject to a number of other claims and legal proceedings, which, in the opinion of management, are incidental to its normal business operations. Management is not able to predict the outcome of the pending legal proceedings listed here, or other legal proceedings, to which we may become subject in the normal course of business or estimate the amount or range of any reasonably possible loss we might incur if we do not prevail in the final, non-appealable determinations of such matters. Therefore, we have no current accruals for these potential contingencies. Management cannot provide assurance that the legal proceedings listed here, or other legal proceedings, will not have a material adverse impact on our financial condition or results of operations.

Financing

In August 2007, the Company entered into an agreement with an unrelated company under which the third party could undertake best efforts to assist in raising capital for Angstrom and to assist in a possible reverse-take-over. Under the terms of this agreement, the Company is committed to a cash payment equal to 8.5% of any financing proceeds received by Angstrom. This party has an option to purchase common shares of the Company at $0.25 per share based on one option for each dollar of financing raised up to two million options for five years from the time the Company begins trading publicly. In addition, upon receipt of the first tranche of financing, this party will provide consulting services to the Company for a minimum term of 12 months at $12,000 per month. Finally, upon successful financing exceeding $3,000,000, the Company will issue to this party common shares equal to 8.5% of the total issued and outstanding capital stock of the Company.

11. SUBSEQUENT EVENTS

a) As of February 2008, certain of the Company's major vendors (Avnet, Inc., Apacer Memory Systems, Inc., ATP Electronics, and Wintec Industries, Inc.) suspended litigation activity against Angstrom while a settlement agreement is finalized by all parties. The highlights of the proposed settlement provide that: (1) Angstrom will satisfy its obligations toward these vendors by paying half of the outstanding debt to each of them. (2) The vendors will release Angstrom and its CEO from any further liability. (3) The vendors will report Angstrom's credit in good standing and will resume doing business with Angstrom going forward on such terms as are acceptable to the vendor. (4) The vendors will dissolve all UCC liens and attachments against Angstrom's accounts. (See note 10.)

b) Subsequent to December 31, 2007 the directors of the Company voted to reprice its outstanding employee and director options from a strike price of $2.35 a share to $0.20 a share. In addition, the board of directors voted to issue options to purchase 730,000 common shares at prices from $0.20 to $0.50 per share.

c) Under an agreement dated February 20, 2008, stockholders representing a majority of both classes of the Company's outstanding and issued stock agreed to sell, transfer and assign their shares of the Company to an unrelated third-party acquirer in exchange for shares of the acquirer. The agreement provides for a $250,000 termination fee to be paid by the Company in the event that a definitive agreement is not executed.